UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Today, March 2, 2022, Dollar Tree, Inc. ("the Company") issued a press release reporting its fiscal 2021 fourth quarter sales and earnings results and announcing that it will hold a publicly available telephone conference call to discuss these results. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference. In connection with the issuance of the press release, the Company is making the following additional disclosure:

On February 11, 2022, the U.S. Food and Drug Administration (“FDA”) issued Form 483 observations primarily regarding rodent infestation at the Company's West Memphis, Arkansas distribution center (“DC 202”), as well as other items that require remediation. In connection therewith, the Company initiated a voluntary retail-level product recall of FDA and U.S. Department of Agriculture-regulated products stored and shipped from DC 202 from January 1, 2021 through February 18, 2022 (the “Recall”), temporarily closed DC 202 for extensive cleaning, temporarily closed the affected stores to permit the removal and destruction of inventory subject to the Recall, ceased sales of relevant inventory subject to the Recall, committed to the FDA to continue to cease the shipment of FDA-regulated products from DC 202 until FDA approval is received, and initiated corrective actions at DC 202 intended to ensure that these issues will not recur when shipment of FDA-regulated products recommences. The Company is taking this matter extremely seriously, and is responding to all observations made in the Form 483. The Company is cooperating fully with the FDA, and intends to cooperate fully with any other applicable regulatory body. The Company recorded total charges of approximately $34.1 million in the fourth quarter of its 2021 fiscal year in connection with the Recall, primarily attributable to inventory markdowns and related costs. The circumstances leading to the Recall (and/or the Recall itself) has had and may have other negative impacts, which could include reputational damage, lost sales, further or additional governmental investigations and/or enforcement actions, private litigation (see below) and/or further diversion of management attention, which could have a material adverse effect, individually or collectively, on the Company’s business, results of operations and/or financial condition.

On February 22, 2022, a proposed class action complaint was filed in Arkansas state court, alleging various causes of action on behalf of the citizens of Arkansas who purchased “contaminated products” covered by the Recall from January 1, 2021 through the date of such Recall. Plaintiffs seek restitution, disgorgement, damages, attorney fees, costs and expenses, punitive damages and such further relief (in each case in unspecified amounts), as the Court deems just and proper.

On February 23, 2022, a proposed class action complaint was filed in Mississippi federal court alleging various causes of action related to the sale of products that may be contaminated by virtue of a rodent infestation and other unsanitary conditions in stores throughout Mississippi, Arkansas, Louisiana, Alabama, Missouri and Tennessee. Plaintiffs seek damages, attorney fees and costs, punitive damages and the replacement of, or refund of money paid to purchase the relevant products, and any other legal relief available for their claims (in each case in unspecified amounts), including equitable and injunctive relief.

On February 25, 2022, a proposed class action complaint was filed in Virginia federal court, on behalf of all persons who purchased products subject to the Recall (with a subclass for all persons residing in the State of Tennessee who purchased products subject to the Recall), alleging breach of the implied warranty of merchantability and unjust enrichment. Plaintiffs seek restitution, damages, interest, punitive damages, attorney fees, costs and expenses, and such further relief (in each case in unspecified amounts), as the Court deems just and equitable.

The Company intends to vigorously defend itself in these litigations. Although the Company recently received the complaints, it does not believe that any of them will, individually or in the aggregate, have a material adverse effect on its business or financial condition. However, the Company cannot assure that these litigations, individually or in the aggregate, will not have a material adverse effect on its results of operations for the period or year in which they are reserved or resolved.

The information contained in items 2.02 and 7.01, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The information (including disclaimer) presented under Item 2.02 is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1     Press release dated March 2, 2022 issued by Dollar Tree, Inc.

104     The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 2, 2022	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer